Exhibit 10.5

EXHIBIT "A"

Commercial Distribution Agreement

This COMMERCIAL DISTRIBUTION AGREEMENT is made and entered into by and between:

 PURE BIOFUELS DEL PERU S.A.C. (hereinafter "PURE BIO FUEL ", identified by Tax ID Number (RUC) 20268884506, with registered office at Av. Canaval y Moreyra 380, Of 402, San Isidro, Lima, acting by and through Mr.Luis Goyzueta identified by National Identity Card (DNI) No. 10609920

OCEAN MARINE S.A.C. (hereinafter "OCEAN MARINE"), identified by Tax ID Number (RUC) 20268884506, with registered office at Calle Bolivar 472, Miraflores, Lima, acting by and through Mr. David Duharte, identified by National Identity Card (DNI) No. 07861055,

Under the following terms and conditions:

ONE.-             RECITALS

1.1       PURE BIO FUEL manufactures, produces and supplies BIODIESEL (hereinafter, THE PRODUCT).

1.2       PURE BIO FUEL desires to distribute and supplies THE PRODUCT in the Republic of Peru (hereinafter the "Territory"), to which end it needs a legal entity that has been granted all the authorizations required by law to trade such products.

1.3       OCEAN MARINE trades, distribute and supplies any kind of oils according the Peruvian laws, being able to commercialize THE PRODUCT in the Territory.

TWO.-            PURPOSE

PURE BIO FUEL appoints OCEAN MARINE as its sole and exclusive distributor in the Territory in the terms hereby established.

THREE.-        VOLUME

The parties estimate that Selling Volume of THE PRODUCT that OCEAN MARINE will make is 48,000 glns as minimum and 130,000 glns as maximum, per day.

For the above mentioned, PURE BIO FUEL shall provide OCEAN MARINE THE PRODUCT.

FOURTH.-                 QUALITY

The quality of THE PRODUCT (biodiesel) shall comply the established in the technical norm  ASTM 6751

FIVE.-                         PRICE AND PAYMENT

The formula to calculate the price between PURE BIOFUEL and OCEAN MARINE will be: Petro Peru's Published price for Diesel 2 in Callao less a discount of S/n. 0.60 cents per Gallon.

The conditions of payment of sale of THE PRODUCT will be three (03)days after  Delivery of the product. to OCEAN MARINE..

SIX.-                NATURE OF THE AGREEMENT

6.1       There is only a simple civil and business relationship derived from this Distribution Agreement between PURE BIO FUEL and OCEAN MARINE. Accordingly, it may not be interpreted that there is a principal-attorney, employer-employee or principal-representative relationship or an agency relationship between PURE BIO FUEL and OCEAN MARINE. OCEAN MARINE is an independent contractor; it acts and shall always act on its own behalf and shall not be authorized to invoke any representation or power of attorney or to create any type of obligation, whether express or implied, in the name or on behalf of PURE BIO FUEL. It shall not be authorized to bind PURE BIO FUEL  in any manner whatsoever either.

6.2      In this regard, each of the parties hereto is responsible for the fulfillment of its administrative, labor and tax obligations and, in general, for securing and renewing its authorizations, permits, licenses or similar documents required by the legal regulations for the development of its activities. Furthermore, each of the parties is exclusively responsible for its civil, mercantile and any other kind of obligations set forth by law or in any agreement entered into with its workers, employees and/or personnel under contract.

6.3       It is clearly established that PURE BIO FUEL has no labor relationship with OCEAN MARINE or with its servants or dependants, whose contract and labor relations are not incumbent upon it at all.

6.4       On the other hand, it is expressly placed on record that the Distribution Agreement has the quality of intuito personae with respect to OCEAN MARINE. In this connection, OCEAN MARINE may only assign its interest in the agreement or any rights granted thereunder with the prior written consent of PURE BIO FUEL.

SEVEN.-         TERM

This Agreement will terminate upon agreement of the parties.

EIGHT.-          ASSIGNMENT OF CONTRACT AND RIGHTS

Any party may assign its interest in this Distribution Agreement in favor of any third party it may designate, subject to the express prior approval of the other party.

NINE.-            APPLICABLE LAW, DOMICILE AND JURISDICTION

9.1       The Distribution Agreement is governed by the laws of Republic of Perú.

9.2       The parties designate as their domiciles those specified in the introduction hereof. Either of the parties may change its address, for which purpose it must notify this change in writing to all the other parties. The change of address shall only take effect within five (5) business days following receipt of the relevant written notice by the last party who is notified of such change of address.

9.3       The parties agree to settle, through a direct and friendly agreement, any and all the controversies or disputes arising out of this Distribution Agreement, including those related to the nullity, invalidity or voidability thereof or those referring to the interpretation thereof. If this is not possible, the parties hereby submit to the jurisdiction of the Republic of Peru, Lima - Cercado courts.

Executed in Lima, Perú, in two (2) counterparts of the same tenor, this 12 day of October 2006.